As filed with the United States Securities and Exchange Commission on June 19, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PAR PHARMACEUTICAL COMPANIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	22-3122182
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

300 Tice Boulevard

Woodcliff Lake, New Jersey 07677

(201) 802-4000

(Address, Including Zip Code, and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)

Thomas J. Haughey

Executive Vice President, General Counsel and Secretary

Par Pharmaceutical Companies, Inc.

300 Tice Boulevard

Woodcliff Lake, New Jersey 07677

(201) 802-4000

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copies to:

Whitney J. Smith, Esquire

K&L Gates LLP

599 Lexington Avenue

New York, New York 10022-6030

(212) 536-3900

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional class of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)(2)(3)(4)	Amount of Registration Fee (5)
Common Stock	-	-	-	-
Preferred Stock	-	-	-	-
Debt Securities	-	-	-	-
Warrants(6)	-	-	-	-
Total for sale by Registrant			$150,000,000.00	$8,370.00

(1)

There are being registered hereunder by the registrant such indeterminate number of shares of common stock, shares of preferred stock, warrants, and debt securities as shall have an aggregate initial offering price not to exceed $150,000,000.00 or the equivalent thereof in one or more other currencies, currency units or composite currencies.  Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.  The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder.  There are also being registered hereunder by the registrant an indeterminate number of shares of common stock or preferred stock, warrants or debt securities as shall be issuable upon exercise, conversion or exchange of any securities that provide for such issuance.

(2)

If any debt securities are issued with an original issue discount, the offering price of such debt securities shall be such greater amount as shall result in an aggregate maximum offering price not to exceed $150,000,000.00 or the equivalent thereof in one or more other currencies, currency units or composite currencies, less the dollar amount of any securities previously issued hereunder.

(3)	Exclusive of any accrued interest, distributions and dividends, if any.

(4)	Includes consideration to be received by registrant for registered securities that are issuable upon exercise, conversion or exchange of other registered securities.

(5)

Pursuant to Rule 457(o) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), the registration fee has been calculated on the basis of the maximum aggregate offering price and the number of securities being registered has been omitted.

(6)	Includes warrants to purchase shares of common stock and warrants to purchase shares of preferred stock.

The registrant hereby amends this registration statement (this “Registration Statement”) on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell any of the securities described in this prospectus until the registration statement that we have filed with the Securities and Exchange Commission to cover the securities is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 19, 2009

PROSPECTUS

PAR PHARMACEUTICAL COMPANIES, INC.

$150,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

We may offer and sell from time to time shares of common stock, shares of preferred stock, debt securities (which we may issue in one or more series ) or warrants to purchase shares of common stock or shares of preferred stock.   The debt securities and preferred stock may be convertible into or exchangeable or exercisable for other securities. We may sell any combination of the above described securities, in one or more offerings in amounts, at prices and on terms determined at the time of the offering.  We refer to the shares of common stock, shares of preferred stock, debt securities and warrants to purchase shares of common stock or shares of preferred stock collectively as the “securities.”

This prospectus provides you with a general description of the securities that we may offer and the general manner in which we will offer these securities ..  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  Each prospectus supplement may also add information or update information contained in this prospectus.  You should read both this prospectus and any prospectus supplement together with the documents incorporated by reference and described under the heading “Where You Can Find More Information” before you make your investment decision.

We may offer and securities to or through one or more underwriters , dealers or agents, or directly to purchasers, on a continuous or delayed basis.  If we use underwriters, dealers or agents to sell the securities, we will name them and describe their compensation in a prospectus supplement ..

An investment in the securities offered under this prospectus involves a high degree of risk. You should carefully consider the risk factors described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described under “Risk Factors” on page 2.

Our common stock trades on the New York Stock Exchange under the symbol PRX.  On June 18, 2009, the last reported sale price of our common stock was $14.47.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2009.

I

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement we filed with the Securities and Exchange Commission, or the SEC.  By using a shelf registration statement, we may sell any combination of securities described in this prospectus from time to time for an aggregate offering price of up to $150,000,000.   This prospectus provides you with a general description of the securities we may offer. When we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in or specifically incorporated by reference into this prospectus or a prospectus supplement.  No dealer, sales person, agent or other individual has been authorized to give any information or to make any representations not contained in this prospectus.  If given or made, such information or representations must not be relied upon as having been authorized by us.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation.

The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of securities.  Neither the delivery of this prospectus nor any sale made under this prospectus shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus or in our affairs since the date of this prospectus.

FORWARD-LOOKING STATEMENTS

Some statements contained in this prospectus and the information incorporated by reference into this prospectus are forward-looking with respect to our operations, research, development and commercialization activities and financial condition.  Statements that are forward-looking in nature should be read with caution because they involve risks and uncertainties, which are included, for example, in specific and general discussions about:

•	our strategies;

•	product development and commercialization of our products;

•	clinical trials;

•	revenues from existing and new collaborations;

•	our research and development and other expenses;

•	sufficiency of our resources and liquidity;

•	our operational and legal risks; and

•	our plans, objectives, expectations and intentions and any other statements that are not historical facts.

Various terms and expressions similar to them are intended to identify these cautionary statements.  These terms or statements are often, but not always, made using words such as “estimates,” “plans,” “projects,” “anticipates,” “continuing,” “ongoing,” “expects,” “intends,” “believes,” “forecasts” or similar words and phrases.  Actual results may differ materially from those expressed or implied in those statements.  Factors that could cause these differences include, but are not limited to, those discussed under “Risk Factors.”  Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus.  Any forward-looking statements included in this prospectus are made as of the date of this prospectus only, and, subject to any applicable law to the contrary,  we assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

ABOUT PAR PHARMACEUTICAL COMPANIES, INC.

Par Pharmaceutical Companies, Inc., incorporated in 1978 as Par Pharmaceutical, Inc., is a Delaware holding company that, principally through its wholly owned subsidiary, Par Pharmaceutical, Inc. (collectively referred to in this prospectus as “Par,” “we,” “our,” or “us”), is in the business of developing, manufacturing and distributing generic and branded drugs in the United States.   We market our generic products primarily to wholesalers, drug store chains, supermarket chains, mass merchandisers, distributors, managed health care organizations, mail order accounts, and government, principally through its internal staff.   We also promote the sales efforts of wholesalers and drug distributors that sell our products to clinics, governmental agencies and other managed health care organizations.   Our generic product line as of March 28, 2009 consisted of 55 product names (molecules), in the form of 70 products (each with an associated Abbreviated New Drug Application (ANDA)), and 222 various SKUs (packaging sizes).  Our branded products are sold by our specialty field force, which communicates the therapeutic and health economic benefits of our products versus our competitors’ products, to healthcare providers and managed care organizations.  As part of our business plan to sustain future growth, we created a branded products division in September 2007 focused on commercialization of Megace® ES and the licensing and commercialization of other proprietary, specialty products.   We operate our branded products segment under the name Strativa Pharmaceuticals.  Megace® ES, our first brand product, is indicated for the treatment of anorexia, cachexia or any unexplained significant weight loss in patients with a diagnosis of AIDS.  On March 31, 2009, we acquired the worldwide rights to Nascobal® Nasal Spray.  Nascobal® Nasal Spray is an FDA approved prescription vitamin B12 supplement indicated to treat vitamin B12 deficiency.  Stativa’s pipeline of products in development includes a thin film formulation of ondansetron, which we obtained via an exclusive licensing agreement with MonoSol Rx.  Ondansetron is used to prevent nausea and vomiting after chemotherapy, radiation and surgery.  Also in the pipeline is Loramyc®, an antifungal therapy in development for the treatment of oropharyngeal candidiasis, an opportunistic infection commonly found in immunocompromised patients, including those with HIV and cancer.  We obtained U.S. marketing rights to Loramyc® via an exclusive licensing agreement with BioAlliance Pharma.  It is anticipated that growth of Strativa Pharmaceuticals will be based largely on the in-licensing of new compounds and approval of compounds already licensed by us, as well as maintaining the volume of prescriptions on its current brand products.   Our principal executive offices are located at 300 Tice Boulevard, Woodcliff Lake, NJ 07677, and our telephone number is (201) 802-4000.  Additional information concerning our company can be found on our website at www.parpharm.com.

RISK FACTORS

An investment in the securities offered through this prospectus involves certain risks. Before making an investment decision , you should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, any Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K, and any amendments to such reports, which are incorporated by reference in this prospectus, together with all of the other information included in this prospectus, any prospectus supplement and the other documents incorporated herein by reference.  The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also materially adversely affect our business operations. In that case, the price or value of our securities could decline and you could lose all or part of your investment.  To the extent that a particular offering involves additional significant risks, we will include a discussion of those risks in the applicable prospectus supplement. Also, please read the cautionary statement in this prospectus under the caption “Forward-Looking Statements.”

USE OF PROCEEDS

Except as may be otherwise set forth in the prospectus supplement accompanying this prospectus, we will use the net proceeds we receive from sales of the securities offered for general corporate purposes, including, but not limited to, commercialization activities, business development activities, capital expenditures and, if opportunities arise, the early extinguishment of debt and acquisitions of businesses, products, technologies or licenses that are complementary to our business.  We have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

The following summary is qualified by the more detailed information appearing in the computation table found in Exhibit 12.1 to the registration statement of which this prospectus is part and the historical financial statements, including the notes to those financial statements, incorporated by reference in this prospectus.  The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated:

	Quarter Ended	Year Ended December 31
	March 28, 2009	2008		2007	2006	2005	2004
Ratio of earnings to fixed charges (1)	9.68X	N/A	(2)	5.56x	1.19x	1.04x	1.80x

(1)

The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges.  For this purpose, earnings consist of net income / (loss) before equity in loss of joint venture and fixed charges.  Fixed charges consist of interest expense including amortization of deferred financing costs, and one-third of period rent expense, which is an estimate of a representative interest factor.

(2)	We had negative earnings for this period. The amount of the deficiency to cover fixed charges was $85.4 million for the year ended December 31, 2008.

We have not included a ratio of earnings to combined fixed charges and preference dividends because we did not have any preferred stock outstanding as of the date of this prospectus.

PLAN OF DISTRIBUTION

We may sell the securities being offered by us in this prospectus:

•	directly to purchasers or investors in negotiated sales or competitively bid transactions ;

•	through agents;

•	through dealers;

•	through underwriters, whether or not as part of a syndicate, for public offering and resale by them ; or

•	through a combination of any of these methods of sale.

We and our agents and underwriters may sell the securities being offered by us in this prospectus from time to time in one or more transactions:

•	at a fixed price or prices which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Offers to purchase securities may be solicited directly by us, or by agents designated by us, from time to time.  Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”).  Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named in the applicable prospectus supplement, and any commissions payable by us to such agent will be set forth in the applicable prospectus supplement.

If we use an underwriter or underwriters in the offer and sale of securities under this prospectus and the accompanying prospectus supplement, we will execute an underwriting agreement with such underwriter(s) for the sale.  The name(s) of such underwriter(s) and the terms of the transaction, including any underwriting discounts and other items constituting compensation of the underwriters and dealers, if any, will be set forth in such prospectus supplement, which will be used by the underwriter(s) to make resales of the securities under this prospectus and such prospectus supplement.  The securities will be acquired by the underwriters for their own accounts and may be sold by the underwriters from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.  We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise described in an applicable prospectus supplement, the obligations of the underwriters to purchase offered securities will be subject to conditions, and the underwriters must purchase all of the offered securities if any are purchased.

We may sell directly to, and solicit offers from, institutional investors, individuals, or the public.  We will describe the terms of any such sales in a prospectus supplement.

If we use a dealer in the sale of the securities under this prospectus, we will sell the securities to the dealer, as principal.  The dealer may then resell such securities to the public at varying prices to be determined by the dealer at the time of resale.  The name of the dealer and the terms of the transaction will be identified in the applicable prospectus supplement.

If an agent is used in an offering of securities being offered by this prospectus, the agent will be named, and the terms of the agency will be described, in the applicable prospectus supplement relating to the offering.  Unless otherwise indicated in the prospectus supplement, an agent will act on a best efforts basis for the period of its appointment.

If indicated in the applicable prospectus supplement, we will authorize underwriters or their agents to solicit offers by certain institutional investors to purchase our securities pursuant to contracts providing for payment and delivery at a future date.  Institutional investors with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others.  In all cases, these purchasers must be approved by us.  The obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery.  Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

If indicated in an applicable prospectus supplement, we may sell shares of common stock under a newly established direct stock purchase and dividend reinvestment plan. The terms of any such plan will be set forth in the applicable prospectus supplement.

Certain of the underwriters, dealers or agents used by us in any offering may be customers of, including borrowers from, engage in transactions with, and perform services for us or one or more of our affiliates in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled, under agreements which may be entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.  The terms of any indemnification provisions will be set forth in a prospectus supplement.

Until the distribution of the securities is completed, rules of the Securities and Exchange Commission may limit the ability of the underwriters and certain selling group members, if any, to bid for and purchase the securities.  As an exception to these rules, the representatives of the underwriters, if any, are permitted to engage in certain transactions that stabilize the price of the securities in accordance with Regulation M under the Exchange Act, but only in the case of a fixed-price offering.  Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

If underwriters create a short position in the securities in connection with the offering thereof (i.e., if they sell more securities than are set forth on the cover page of the applicable prospectus supplement), the representatives of such underwriters may reduce that short position by purchasing securities in the open market.  Any such representatives also may elect to reduce any short position by exercising all or part of any over-allotment option described in the applicable prospectus supplement.

Any such representatives also may impose a penalty bid on certain underwriters and selling group members.  This means that if the representatives purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares as part of the offering thereof.

In general, purchases of a security for the purpose of stabilization or to reduce a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of such purchases.  The imposition of a penalty bid might have an effect on the price of a security to the extent that it was to discourage resales of the security by purchasers in the offering.

Neither we nor any of the underwriters, if any, make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities.  In addition, neither we nor any of the underwriters, if any, make any representation that the representatives of the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Each series of securities covered by this prospectus would be a new issue with no established trading market, other than our common stock which is listed on the New York Stock Exchange.  Any shares of common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange or a stock exchange on which the common stock offered is then listed, subject (if applicable) to an official notice of issuance.   The securities offered by this prospectus and any prospectus supplement, other than the common stock , may or may not be listed on a national securities exchange , a foreign securities exchange or eligible for quotation or trading on the New York Stock Exchange.

Any underwriters for whom securities are sold by us for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice.  Therefore, we cannot provide any assurance to you concerning the market for, or liquidity of , any of the securities covered by this prospectus and any prospectus supplement ..

Under the securities laws of some states, the securities registered by the registration statement that includes this prospectus may be sold in those states only through licensed brokers or dealers.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplement, summarize the material terms and provisions of the various types of securities that we may offer.  We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement.  If we so indicate in a prospectus supplement, the terms of the securities may revise, amend, modify or supersede the terms we have summarized below.  We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange or market, if any, on which the securities will be listed or quoted.

We may sell from time to time, in one or more offerings, one or more of the following securities:

•	common stock;

•	preferred stock;

•	debt securities;

•	warrants to purchase common stock; and

•	warrants to purchase preferred stock.

These securities may be offered and sold from time to time for an aggregate initial offering price not to exceed $150,000,000.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description is a summary of the material terms of our common stock, our preferred stock and anti-takeover provisions applicable to us. Because it is only a summary, it does not contain all of the information that may be important to you. Accordingly, you should read carefully the more detailed provisions of our Certificate of Incorporation, our Bylaws, and our rights agreement, each of which has been filed with the SEC.

General

Pursuant to our Certificate of Incorporation, as amended, we have the authority to issue an aggregate of 96,000,000 shares of capital stock, consisting of 90,000,000 shares of common stock, par value $0.01 per share, and 6,000,000 shares of preferred stock, par value $0.0001 per share, issuable in series.   As of March 28, 2009, we had 34,756,906 outstanding shares of common stock, which includes approximately 868,000 restricted stock grants that are subject to service period vesting requirements.  The number of outstanding shares of common stock does not include:

•

options to purchase approximately 4,623,000 shares of common stock (at a weighted-average exercise price of $26.55 and with a weighted average remaining life of 6.3 years) outstanding as of March 28, 2009;

•

restricted stock units of approximately 209,000 as of March 28, 2009 that upon vesting (remaining weighted average vesting period is approximately 2 years) will lead to the issuance of common shares;

•

restricted stock grants with market performance vesting conditions of approximately 217,000 that represents the additional common shares that could be issued if the maximum number of common stock were issued after the three-year vesting period depending on the achievement of the related Total Stockholder Return (“TSR”) goals.  The TSR goals are a minimum 6% annualized return relative to our stock price at the beginning of the three-year vesting period, the TSR meets or exceeds the median of a defined peer group of approximately 10 companies, and/or the TSR exceeds the Standard and Poor’s 400 Mid Cap Index over the three-year measurement period beginning on January 1, 2008 and ending on December 31, 2010.  As of March 28, 2009, approximately 249,000 restricted stock grants with market performance conditions were outstanding and included in number of outstanding shares of common stock, would be forfeited if our TSR is below 6% annualized return over the three-year vesting period, except by operation of the provisions of approximately 5 employment contracts for senior executives under specific termination conditions;

•

approximately 5,100,000 additional shares of common stock reserved for issuance under our equity incentive plans and approximately 1,000,000 additional shares of common stock reserved for sale to employees under the Employee Stock Purchase Program as of March 28, 2009.  The Employee Stock Purchase Program enables eligible employees to purchase shares of our common stock at a 5% discount to the fair market value;

•

outstanding warrants as of March 28, 2009 that were sold concurrently with the sale of our senior subordinated convertible notes in September 2003, and which are exercisable for an aggregate of approximately 1,572,000 shares of common stock at an exercise price of $105.20 per share; or

•

outstanding warrants as of March 28, 2009 that were issued in conjunction with the acquisition of Kali Laboratories, Inc. in June 2004, and which are exercisable for an aggregate of 150,000 shares of common stock at an exercise price of $47.00 per share.

Selected provisions of our organizational documents are summarized below; however, you should read the organizational documents for other provisions that may be important to you. In addition, you should be aware that the summary below does not give full effect to the terms of the provisions of statutory or common law which may affect your rights as a stockholder.

Common Stock

Holders of our common stock are entitled to one vote per share on all matters to be voted upon by our stockholders.   The

common stock does not have cumulative voting rights, meaning that the holders of a majority of the shares of common stock voting for the election of directors can elect all the directors if they choose to do so. Subject to the preferences that may be applicable to any future shares of preferred stock outstanding, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of funds legally available.  In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the prior liquidation rights of any future shares of preferred stock outstanding.  The holders of common stock have no preemptive, redemption, conversion, sinking fund or other subscription rights.  The outstanding shares of common stock are, and the shares offered by us in this offering will be, when issued and paid for, fully paid and nonassessable.  The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of preferred stock that we may designate and issue in the future.

Preferred Stock

Under Delaware law and our Certificate of Incorporation, our board of directors is authorized to issue , without shareholder approval, shares of preferred stock from time to time in one or more series.  Our board of directors may fix the rights, preferences, privileges and restrictions of this stock.  In some cases, the issuance of preferred stock could delay or discourage a change in control of us. Some of the rights, preferences and privileges that our board of directors may designate include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms.  Our board of directors may determine the number of shares constituting any series or the designation of such series.  Any or all of the rights, preferences and privileges selected by the board of directors may be greater than the rights of the common stock. Any shares of preferred stock we issue will be fully paid and nonassessable.

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the applicable prospectus supplement and will file a copy of the certificate of designation establishing the terms of the preferred stock with the SEC.  You should read it for provisions that may be important to you. To the extent required or applicable, this description will include:

•

the title and stated value;

•

the number of shares offered, the liquidation preference per share and the offering price;

•

the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

•

whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends accumulate;

•

the liquidation preference;

•

the provisions for any sinking fund or other provisions that would obligate us to redeem or purchase the preferred stock, if any;

•

the provisions for optional redemption, if any;

•

any listing of the preferred stock on any securities exchange or market;

•

whether preferred stock will be convertible into or exchangeable for our common stock or other of our securities, and, if applicable, the conversion or exchange price (or how it will be calculated) and conversion or exchange period;

•

voting rights, if any;

•

if appropriate, a discussion of any applicable U.S. federal income tax considerations;

•

the relative ranking and preference of the preferred stock as to dividend rights and rights upon our liquidation, dissolution or winding up of our affairs; and

•

any other specific terms, preferences, rights, limitations or restrictions.

Anti-Takeover Provisions

Rights Agreement.

In October 2004, our board of directors adopted a stockholder rights plan designed to ensure that all our stockholders receive fair and equal treatment in the event of an unsolicited attempt to acquire us.  The adoption of the rights plan was intended to deter partial and “two step” tender offers or other coercive takeover tactics, and to prevent an acquirer from gaining control of us without offering a fair price to all of our stockholders.  The rights under the rights plan will cause substantial dilution to a person or group that attempts to acquire a significant interest in us on terms not approved by our board of directors.  The rights plan was not adopted in response to any known offers for Par and is similar to stockholder rights plans adopted by many other public companies.

To implement the rights plan, our board of directors declared a distribution of one preferred stock purchase right per share of common stock, payable to all stockholders of record as of November 8, 2004.  The rights were distributed as a non-taxable dividend and expire on October 27, 2014.   Such rights will also accompany each share of common stock offered pursuant to this prospectus and any applicable prospectus supplement. The rights are evidenced by the underlying share of common stock, and no separate preferred stock purchase rights certificates were distributed.  The rights to acquire preferred stock are not immediately exercisable and will become exercisable only if a person or group acquires or commences a tender offer for 15% or more of our common stock.

If a person or group acquires or commences a tender offer for 15% or more of our common stock, each holder of a right, except the acquirer, will be entitled, subject to our right to redeem or exchange the right, to exercise, at an exercise price of $225, the right for one one-thousandth of a share of our newly-created Series A Junior Participating Preferred Stock, or the number of shares of our common stock equal to the holder’s number of rights multiplied by the exercise price and divided by 50% of the market price of our common stock on the date of the occurrence of such an event.  The board of directors may terminate the rights plan at any time or redeem the rights, for $0.01 per right, at any time before a person or group acquires 15% or more of our common stock.

Delaware General Corporation Law.

 We are subject to Section 203 of the Delaware General Corporation Law (“DGCL”), an anti-takeover law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a business combination with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder. A “business combination” includes a merger, sale of 10% or more of our assets and certain other transactions resulting in a financial benefit to the stockholder. For purposes of Section 203, an “interested stockholder” is defined to include any person that is:

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the owner of 15% or more of our outstanding voting stock;

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an affiliate or associate of Par and was the owner of 15% or more of our voting stock outstanding, at any time within three years immediately before the relevant date; or

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an affiliate or associate of the persons described in the foregoing bullet points.

However, the above provisions of Section 203 do not apply if:

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our board approves the transaction that made the stockholder an interested stockholder before the date of that transaction;

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upon the consummation of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding, excluding shares owned by our officers and directors; or

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on or subsequent to the date of the transaction, the business combination was approved by our board and authorized at a meeting of our stockholders by an affirmative vote of at least two-thirds of our outstanding voting stock not owned by the interested stockholder.

Stockholders may, by adopting an amendment to our Certificate of Incorporation or Bylaws, elect for Par not to be governed by Section 203, effective 12 months after adoption. Neither our Certificate of Incorporation nor our Bylaws currently exempts us from the restrictions imposed under Section 203. It is anticipated that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board.

Other Provisions.

Our Certificate of Incorporation and Bylaws provide for the following:

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a classified board of directors with staggered three-year terms; and

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special meetings of stockholders can be called only by our President or our board of directors;

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any action by written consent of stockholders in lieu of an annual meeting or special meeting must be signed by holders of all shares of our voting stock; and

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certain procedures relating to the nomination of directors, filling of vacancies and the vote required to amend or repeal any of these provisions.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company.  The transfer agent and registrar for any series of preferred stock issued pursuant to this offering will be set forth in the applicable prospectus supplement.

Listing Information

Our common stock is listed on the New York Stock Exchange and is traded under the symbol “PRX.”

DESCRIPTION OF DEBT SECURITIES

Senior Subordinated Convertible Notes Outstanding

As of the date of this prospectus, we have outstanding $128,175,000 principal amount of outstanding registered 2.875% Senior Subordinated Convertible Notes due 2010 (the “Notes”) .  The Notes bear interest at an annual rate of 2.875%, payable semi-annually on March 30 and September 30 of each year.  The Notes are convertible into common stock at an initial conversion price of $88.76 per share, upon the occurrence of certain events.  Upon conversion, we have agreed to satisfy the conversion obligation in cash in an amount equal to the principal amount of the notes converted.  The Notes mature on September 30, 2010, unless earlier converted,

accelerated or repurchased.   We may not redeem the notes prior to their maturity date.   The Notes are subordinated to all of our “senior debt”, as defined in the indenture governing the Notes, which is essentially all third party indebtedness other than trade payables and any indebtedness that expressly provides that it is pari passu with or subordinated to the Notes. Under the terms of such indenture, we may not incur additional senior debt unless it is secured by some or all of our assets.

On September 1, 2006, we received a notice of default from the American Stock Transfer & Trust Company, as trustee of the Notes. The trustee claims, in essence, that our failure to include financial statements in our Quarterly Report on Form 10-Q for the second quarter of 2006 constituted a default under Section 6.2 of the indenture relating to the Notes.  Under such indenture , we are required only to provide the trustee with copies of our annual and other reports (or copies of such portions of such reports as the SEC may by rules and regulations prescribe) that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act within 15 calendar days after we file such annual and other reports with the SEC.  Moreover, the indenture specifically contemplates providing the trustee with portions of reports.  On August 24, 2006 (within 15 days of filing with the SEC), we provided to the trustee a copy of our Quarterly Report on Form 10-Q for the second quarter of 2006.  Our Form 10-Q did not include our financial statements for the second quarter of 2006 and related Management’s Discussion and Analysis because we were at the time in the process or restating certain of our past financial statements . Therefore , in accordance with SEC rules, we filed a Form 12b-25 Notification of Late Filing disclosing the omissions.  Our Form 12b-25 also was provided to the trustee on August 24, 2006.  Accordingly, we believe that we complied with the indenture provision in question.

After we communicated our position to the trustee , the trustee filed a lawsuit, on October 19, 2006, on behalf of the holders of the Notes in the Supreme Court of the State of New York, County of New York, alleging a breach of the indenture and of an alleged covenant of good faith and fair dealing.  The lawsuit demands, among other things, that we pay the holders of the Notes either the principal, any accrued and unpaid interest and additional interest (as such term is defined in the indenture), if any, or the difference between the fair market value of the Notes on October 2, 2006 and par, whichever the trustee elects, or in the alternative, damages to be determined at trial, alleged by the trustee to exceed $30.0 million.  We removed the lawsuit to the U.S. District Court for the Southern District of New York and filed our answer to the complaint in that Court.  On January 19, 2007, the trustee filed a motion for summary judgment.  On February 16, 2007, we filed our response to the trustee ’s motion for summary judgment and cross-moved for summary judgment in our favor.  The Court has not yet ruled on the motions , but we note that a number of similar lawsuits have been undertaken against public companies that delayed filing SEC reports while in the process of restating certain of their financial statements, and the companies with indenture provisions similar to ours generally have prevailed to date.

Debt Securities to be Offered

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus, but is not complete.  We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt.  While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement.  The terms of any debt securities we offer under a prospectus supplement may revise, amend, modify or supersede the terms we describe below. Unless the context requires otherwise, whenever we refer to the “indentures,” we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue any new senior debt securities under a senior indenture that we will enter into with a trustee named in such senior indenture.  We will issue any subordinated debt securities under a subordinated indenture that we will enter into with a trustee named in such subordinated indenture.  We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part, and supplemental indentures, forms of debt securities containing the terms of any debt securities to be offered, and other related documents will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Any indenture and any trustee will be qualified under the Trust Indenture Act of 1939, as amended ( the “ Trust Indenture Act ”) .. We use the term “trustee” to refer to either a trustee under the senior indenture or a trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of any senior debt securities, any subordinated debt securities and the related indentures are subject to, and qualified in their entirety by reference to, all of the provisions of any indenture applicable to a particular series of debt securities.  We urge you to read the applicable prospectus supplements related to any debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of any debt securities.  Except as we may otherwise indicate, the terms of any senior indenture and any subordinated indenture will be identical.

As you read this section, please remember that the specific terms of your debt security as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplement indenture.  Debt securities may be issued in separate series without limitation as to aggregate principal amount.  We may specify a maximum aggregate principal amount for the debt securities of any series.   This section and the applicable prospectus supplement summarize all the material terms of the applicable indenture and the debt security being offered.  They do not, however, describe every aspect of the indenture and the debt security. For example, in this section and the prospectus supplement we use terms that have been given special meaning in the indenture, but we describe the meaning for only the more important of those terms.   We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

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the title;

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the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

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any limit on the amount that may be issued;

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whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depositary will be;

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the maturity date;

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the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

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whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

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the terms of the subordination of any series of subordinated debt;

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the place where payments will be payable;

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restrictions on transfer, sale or other assignment, if any;

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our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

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the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

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whether the indenture will restrict our ability to:

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incur additional indebtedness;

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issue additional securities;

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create liens;

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pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

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redeem capital stock;

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place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

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make investments or other restricted payments;

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sell or otherwise dispose of assets;

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enter into sale-leaseback transactions;

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engage in transactions with stockholders or affiliates;

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issue or sell stock of our subsidiaries; or

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effect a consolidation or merger;

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whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

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a discussion of certain material or special U.S. federal income tax considerations applicable to the debt securities;

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information describing any book-entry features;

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provisions for a sinking fund purchase or other analogous fund, if any;

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the applicability of the provisions in the indenture on discharge;

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whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

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the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

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the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Principal Amount, Stated Maturity and Maturity

The principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount.

The term “stated maturity” with respect to any debt security means the day on which the principal amount of your debt security is scheduled to become due.  The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security.  The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities (including securities of a third-party).  We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option.  We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities (including securities of a third-party) that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, events of default under the indentures with respect to any series of debt securities that we may issue include the following:

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if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;

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if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise, and the time for payment has not been extended;

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if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or we and the trustee receive notice from the holders of at least 51% in aggregate principal amount of the outstanding debt securities of the applicable series; and

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if specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement any additional events of default relating to the relevant series of debt securities.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 51% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately.  If an event of default specified in the last bullet point above occurs with respect to us, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

Subject to the terms of the indentures, the holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture.  Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture occurs and continues, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense.  The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

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the direction so given by the holder is not in conflict with any law or the applicable indenture; and

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subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

The indentures provide that if an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs.  The trustee, however, may refuse to follow any direction that conflicts with law or the indenture, or that the trustee determines is unduly prejudicial to the rights of any other holder of the relevant series of debt securities, or that would involve the trustee in personal liability.  Prior to taking any action under the indentures, the trustee will be entitled to indemnification against all costs, expenses and liabilities that would be incurred by taking or not taking such action.

Modification of Indenture; Waiver

Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters provided that the change does not adversely affect in any material respect the rights of any holder:

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to fix any ambiguity, defect or inconsistency in the indenture;

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to comply with the provisions described above under “Description of Debt Securities — Consolidation, Merger or Sale”;

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to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

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to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

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to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “Description of Debt Securities — General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

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to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

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to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

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to secure the debt securities of the series:

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to add to our covenants such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or

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to change anything that does not adversely affect the interests of any holder of debt securities of any series in any material respect.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected.  However, subject to the terms of the indenture for any series of debt securities that we may issue or otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

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extending the stated maturity of the series of debt securities;

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reducing the principal amount, reducing the rate of interest or extending the time of payment of interest with respect to the series of debt securities;

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changing the date on which debt securities of the series may be subject to redemption, or reducing any premium payable upon the redemption or repurchase of such debt securities;

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reducing the aggregate principal amount of the series of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver;

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making debt securities of the series payable in a currency other than that stated in the debt security;

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modifying or changing any provision of the indenture governing the series of debt securities affecting the subordination (if applicable) or the ranking of such series of debt securities, in a manner which adversely affects the holders thereof;

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impairing the right of any holder of debt securities of the series to institute suit for the enforcement of any payment in or with respect to such debt securities; or

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making any changes in the foregoing amendment and waiver provisions requiring the holder’s consent.

Discharge

Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

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register the transfer or exchange of debt securities of the series;

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replace stolen, lost or mutilated debt securities of the series;

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maintain paying agencies;

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recover excess money held by the trustee;

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compensate and indemnify the trustee; and

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appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We may issue debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof.  The indentures will provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series (the “Depository”) ..  See “ Book-Entry ” below for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose.  Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities.  We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

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issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

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register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture and is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.  However, upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders.  Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series.  We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series.  We will maintain a paying agent in each place of payment for the debt securities of a particular series.

Book-Entry

Debt securities in book-entry form are represented by a global security registered in the name of the Depository or its nominee, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the Depository’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the Depository and its participants. Payments on debt securities registered in the name of the Depository or its nominee will be made in immediately available funds to the Depository or such nominee as the registered owner. We and the trustee will treat the Depository or its nominee as the owner of such debt securities for all other purposes as well. Therefore, neither we, the trustee nor any paying agent has any direct responsibility or liability for the payment of any amount due on the debt securities to owners of beneficial interests in such global securities.

Except as set forth in an applicable prospectus supplement, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of certificated debt securities in definitive form and will not be considered to be the owners or holders of any debt securities under such global security. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the Depository, and, if such person is not a participant in such Depository, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

Ranking of Senior Debt Securities and Guarantees

The senior debt securities will be our senior unsecured obligations and will rank equal in right of payment with all of our existing and future senior unsecured indebtedness. The guarantees will rank equal in right of payment with all existing and future senior unsecured indebtedness of any subsidiary guarantors. The senior debt securities and the guarantees will be effectively subordinated to any existing or future secured indebtedness to the extent of the value of the collateral securing such indebtedness.

Subordination

Our subordinated debt securities will be subordinate and junior in right of payment to all of our existing and future senior indebtedness, whether existing at the date of the subordinated indenture or subsequently incurred. The applicable prospectus supplement will define senior indebtedness and will set forth the approximate amount of such senior indebtedness outstanding as of a recent date.  The applicable prospectus supplement will also describe the subordination provisions of the subordinated debt securities.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of common stock or shares of preferred stock.  The warrants may be issued independently or together with any other securities and may be attached to or separate from the other securities.  Each series of warrants may be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent.  The warrants will be evidenced by warrant certificates.  Unless otherwise specified in the prospectus supplement, the warrant certificates may be traded separately from the securities with which the warrant certificates were issued.  Warrant certificates may be exchanged for new warrant certificates of different denominations at the office of an agent that we will appoint.  Until a warrant is exercised, the holder of a warrant does not have any of the rights of a holder of our securities and is not entitled to any payments on any securities issuable upon exercise of the warrants.

The prospectus supplement relating to a series of warrants will describe the specific terms of the warrants including the following:

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the title of the warrants;

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the aggregate number of the warrants;

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the price or prices at which the warrants will be issued and the currency in which the price for the warrants may be paid;

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the price at which and the currency in which the securities purchasable upon exercise of the warrants may be purchased and the various factors considered in determining that price;

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the dates on which the right to exercise the warrants will commence and expire and whether the exercise of warrants will be at the option of holders, at our option, or automatic;

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whether the warrants are exercisable by payment of cash, surrender of other securities, or both;

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provisions for changes to or adjustments in the exercise price of the warrants;

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if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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if applicable, the designation and terms of the series of preferred stock with which the warrants are issued;

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if applicable, the designation and terms of the other securities with which the warrants are issued and the number of the warrants issued with each such other security;

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if applicable, the date on and after which the warrants and other related securities will be separately transferable;

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if applicable, any anti-dilution protection against future issuances;

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whether the warrants will be issued in registered form or bearer form;

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information with respect to book-entry procedures, if any;

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if applicable, a discussion of material U.S. federal income tax considerations; and

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any other terms of the warrants, including terms, procedures, and limitations relating to the exchange or exercise of the warrants.

INDEMNIFICATION OF DIRECTORS, OFFICERS AND CONTROL PERSONS

Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant indemnity, subject to certain limitations, to any person in connection with any action, suit or proceeding brought before or threatened by reason of the fact that the person was a director, officer, employee or agent of ours, or is or was serving as such with respect to another entity at our request.  Section 145 is sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

Our Certificate of Incorporation and Bylaws provide that we must indemnify our directors and officers to the fullest extent permitted by Delaware law and also provide that we must advance expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by Delaware law, subject to very limited exceptions and the receipt by us of an undertaking by or on behalf of such persons to repay all amounts so advanced if it is ultimately determined by a final, unappealable judicial decision that such person is not entitled to be indemnified for such expenses. These provisions do not limit or eliminate our rights or those of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Par pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by K&L Gates LLP, New York, New York. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement.

As of June 19, 2009, attorneys at K&L Gates LLP participating in passing upon the validity of the securities offered by this prospectus beneficially owned options to purchase 15,000 shares of our common stock.  Such options have a fair market value, calculated using the Black-Scholes model, of approximately $372,750.

EXPERTS

The consolidated financial statements , incorporated in this Prospectus by reference from the Company's Current Report on Form 8-K dated June 19, 2009, and the effectiveness of Par Pharmaceutical Companies Inc. and subsidiaries ’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report , which is incorporated herein by reference (which report (1) expresses an unqualified opinion on the consolidated financial statements and includes explanatory paragraphs referring to the adoption of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109 , effective January 1, 2007 and the adoption of FASB Staff Position No. APB 14-1 Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement) effective January 1, 2009 with retrospective application required and (2) expresses an unqualified opinion on the effectiveness of internal control over financial reporting).   Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement that we filed with the SEC.  The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC.   SEC filings are available to the public from the SEC’s web site at http://www.sec.gov. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.  Our public filings, including reports, proxy and information statements, are also available on the SEC’s web site at http://www.sec.gov.  We maintain a website at www.parpharm.com.  The information contained on our website is not incorporated by reference in this prospectus and any accompanying prospectus supplement, and you should not consider it a part of this prospectus and any accompanying prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with them, which means that we can disclose important information by referring to those documents.  The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.  We incorporate by reference into this prospectus the documents listed below, and any future filings (other than the portions thereof deemed to be “furnished” to the SEC pursuant to Item 2.02 or Item 7.01 of Current Report on Form 8-K) we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated, including any such filing prior to the effectiveness of this registration statement:

•

our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 2, 2009;

•

our Quarterly Report on Form 10-Q for the quarter ended March 28, 2009, filed with the SEC on May 6, 2009;

•

our Current Reports on Form 8-K, filed with the SEC on February 11, 2009, March 3, 2009, March 9, 2009, March 27, 2009, April 1, 2009, May 6, 2009, June 12, 2009 and June 19, 2009;

•

our Definitive Proxy Statement on Schedule 14A for our 2009 Annual Meeting of Stockholders, filed with the SEC on April 21, 2009;

•

the description of our common stock contained in our registration statement on Form 8-B filed under Section 12(g) of the Exchange Act with the SEC on August 12, 1991 and Form 8-B/A1 filed with the SEC on April 5, 1995, including any amendment or reports filed for the purpose of updating such description; and

•

the description of right to purchase Series A Junior Participating preferred stock on Form 8-A filed with the SEC on October 24, 2004.

To the extent that any statement in this prospectus is inconsistent with any statement that is incorporated by reference and that was made on or before the date of this prospectus, the statement in this prospectus shall supersede such incorporated statement.  The incorporated statement shall not be deemed, except as modified or superseded, to constitute a part of this prospectus or the registration statement.  Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to the registration statement.

We will furnish without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered,

upon written or oral request, a copy of any or all of the information that has been incorporated into this prospectus by reference (except exhibits, unless they are specifically incorporated into this prospectus by reference) but not delivered with this prospectus.  You should direct any requests for copies to:

Par Pharmaceutical Companies, Inc.

300 Tice Boulevard

Woodcliff Lake, NJ 07677

(201) 802-4000

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses in connection with the issuance and distribution of the securities being registered.  All amounts are estimated except the SEC registration fee.

SEC registration fee	$8,370
Accounting fees and expenses	$50,000
Legal fees and expenses	$50,000
Printing expenses	$5,000
Miscellaneous	$1,000

Total	$114,370

The expenses set forth above relate solely to the preparation and filing of this Registration Statement and we may incur additional expenses in connection with any offering of the securities registered hereunder.

ITEM 15.	Indemnification of Officers and Directors.

Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant indemnity, subject to certain limitations, to any person in connection with any action, suit or proceeding brought before or threatened by reason of the fact that the person was a director, officer, employee or agent of ours, or is or was serving as such with respect to another entity at our request.  Section 145 is sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.  Our Certificate of Incorporation and Bylaws provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by Delaware law.

The DGCL also permits us to purchase insurance covering our directors, officers, employees and agents, even if its coverage includes matters for which we could not indemnify our directors or officers. We have purchased insurance policies which, subject to the terms and conditions of such policies, insure us against some of the costs of indemnification which may be incurred under the indemnification provisions discussed above. The insurance also purports to insure our officers and directors against some liabilities incurred by them in the discharge of their duties as officers and directors, except for liabilities resulting from their own malfeasance.

ITEM 16.

Exhibits.

Exhibit No.

Exhibit Title

1.1

Form of Underwriting Agreement for Common Stock. (1)

1.2

Form of Underwriting Agreement for Preferred Stock. (1)

2.1

Agreement and Plan of Merger, dated as of May 12, 2003 - previously filed as an exhibit to Par’s Report on Form 8-K, dated July 9, 2003, and incorporated herein by reference.

3.1

Certificate of Incorporation of Par, dated May 9, 2003 - previously filed as an exhibit to Par’s Report on Form 8-K, dated July 9, 2003, and incorporated herein by reference.

3.2

Certificate of Amendment of Certificate of Incorporation of the Registrant, as filed with the Secretary of State of the State of Delaware on May 27, 2004 – previously filed as an exhibit to Par’s Registration Statement on Form S-8 filed on December 5, 2005 (File No. 333-130140), and incorporated herein by reference.

3.3

Certificate of Designations of Series A Junior Participating Preferred Stock of the Registrant, as filed with the Secretary of State of the State of Delaware on October 27, 2004 – previously filed as an exhibit to Par’s Registration Statement on Form S-8 filed on December 5, 2005 (File No. 333-130140), and incorporated herein by reference.

3.4

By-Laws of Par, as last amended on November 20, 2007 - previously filed as an exhibit to Par’s Report on Form 8-K, dated November 21, 2007, and incorporated herein by reference.

4.1

Rights Agreement, dated as of October 27, 2004, by and between Par and American Stock Transfer & Trust Company - previously filed as an exhibit to Par’s Current Report on Form 8-K, dated October 27, 2004, and incorporated herein by reference.

4.2

Form of Warrant Agreement for Common Stock, including form of Warrant. (1)

4.3

Form of Warrant Agreement for Preferred Stock, including form of Warrant. (1)

4.4

Form of Warrant to Purchase Common Stock. (1)

4.5

Form of Warrant to Purchase Preferred Stock. (1)

4.6

Certificate of Designation of Preferred Stock. (1)

4.7

Form of Preferred Stock Certificate. (1)

4.8

Form of Senior Debt Indenture.

4.9

Form of Senior Debt Security. (1)

4.10

Form of Subordinated Debt Indenture.

4.11

Form of Subordinated Debt Security. (1)

5.1

Opinion of K&L Gates LLP.

12.1

Computation of Ratio of Earnings to Fixed Charges.

23.1

Consent of K&L Gates LLP (included in Exhibit 5.1).

23.2

Consent of Deloitte & Touche LLP, independent registered public accounting firm.

24.1

Power of Attorney (included on the signature page of this registration statement).

25.1

Form T-1 Statement of Eligibility of Trustee for Senior Debt Indenture under the Trust Indenture Act of 1939, as amended. (1)

25.2

Form T-1 Statement of Eligibility of Trustee for Subordinated Debt Indenture under the Trust Indenture Act of 1939, as amended. (1)

(1)

To be filed by amendment or by a Current Report on Form 8-K, or where applicable, incorporated by reference from a subsequent filing in accordance with section 305(b)(2) of the Trust Indenture Act of 1939, as amended, if the registrant enters into any such agreement or issues any such instrument in connection with the offer of any securities registered hereunder.

ITEM 17.

Undertakings.

(a)	Each of the undersigned registrants hereby undertakes:
	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
		(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)

to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)  if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided , however , that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial  bona fide  offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser,
(i)

each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i)(x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
	(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

	(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)

Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial  bona fide  offering thereof.

(d)	Each of the undersigned registrants hereby undertakes that:
(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 will be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(e)

Each of the undersigned registrants hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Woodcliff Lake, State of New Jersey, on June 19, 2009.

PAR PHARMACEUTICAL COMPANIES, INC.

By:	/s/ Patrick G. LePore
Patrick G. LePore
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick G. LePore as his or her true and lawful attorney-in-fact and agent, with full power of substitution to sign for him or her and in his or her name any or all amendments (including post-effective amendments) to the registration statement to which this power of attorney is attached and to file those amendments and all exhibits to them and other documents to be filed in connection with them with the Securities and Exchange Commission.

Pursuant to the requirement of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Joseph E. Smith Joseph E. Smith	Lead Director	June 19, 2009
/s/ Patrick G. LePore Patrick G. LePore	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	June 19, 2009
/s/ Lawrence A. Kenyon Lawrence A. Kenyon	Executive Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)	June 19, 2009
/s/ Peter S. Knight Peter S. Knight	Director	June 19, 2009
/s/ Ronald M. Nordmann Ronald M. Nordmann	Director	June 19, 2009
/s/ John D. Abernathy John D. Abernathy	Director	June 19, 2009
/s/ Dr. Melvin Sharoky Dr. Melvin Sharoky	Director	June 19, 2009
/s/ Thomas P. Rice Thomas P. Rice	Director	June 19, 2009

INDEX TO EXHIBITS

Exhibit No.	Exhibit Title

1.1	Form of Underwriting Agreement for Common Stock. (1)

1.2	Form of Underwriting Agreement for Preferred Stock. (1)

2.1	Agreement and Plan of Merger, dated as of May 12, 2003 - previously filed as an exhibit to Par’s Report on Form 8-K, dated July 9, 2003, and incorporated herein by reference.
3.1	Certificate of Incorporation of Par, dated May 9, 2003 - previously filed as an exhibit to Par’s Report on Form 8-K, dated July 9, 2003, and incorporated herein by reference.

3.2

Certificate of Amendment of Certificate of Incorporation of the Registrant, as filed with the Secretary of State of the State of Delaware on May 27, 2004 – previously filed as an exhibit to Par’s Registration Statement on Form S-8 filed on December 5, 2005 (File No. 333-130140), and incorporated herein by reference.

3.3

Certificate of Designations of Series A Junior Participating Preferred Stock of the Registrant, as filed with the Secretary of State of the State of Delaware on October 27, 2004 – previously filed as an exhibit to Par’s Registration Statement on Form S-8 filed on December 5, 2005 (File No. 333-130140), and incorporated herein by reference.

3.4	By-Laws of Par, as last amended on November 20, 2007 - previously filed as an exhibit to Par’s Report on Form 8-K, dated November 21, 2007, and incorporated herein by reference.

4.1

Rights Agreement, dated as of October 27, 2004, by and between Par and American Stock Transfer & Trust Company - previously filed as an exhibit to Par’s Current Report on Form 8-K, dated October 27, 2004, and incorporated herein by reference.

4.2	Form of Warrant Agreement for Common Stock, including form of Warrant. (1)

4.3	Form of Warrant Agreement for Preferred Stock, including form of Warrant. (1)

4.4	Form of Warrant to Purchase Common Stock. (1)

4.5	Form of Warrant to Purchase Preferred Stock. (1)

4.6	Certificate of Designation of Preferred Stock. (1)

4.7	Form of Preferred Stock Certificate. (1)

4.8	Form of Senior Debt Indenture.

4.9	Form of Senior Debt Security. (1)

4.10	Form of Subordinated Debt Indenture.

4.11	Form of Subordinated Debt Security. (1)

5.1	Opinion of K&L Gates LLP.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of K&L Gates LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

24.1	Power of Attorney (included on the signature page of this registration statement).
25.1	Form T-1 Statement of Eligibility of Trustee for Senior Debt Indenture under the Trust Indenture Act of 1939, as amended. (1)
25.2	Form T-1 Statement of Eligibility of Trustee for Subordinated Debt Indenture under the Trust Indenture Act of 1939, as amended. (1)

(1)

To be filed by amendment or by a Current Report on Form 8-K, or where applicable, incorporated by reference from a subsequent filing in accordance with section 305(b)(2) of the Trust Indenture Act of 1939, as amended, if the registrant enters into any such agreement or issues any such instrument in connection with the offer of any securities registered hereunder.